3: Form 8-K, December 17, 2004

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

Hercules Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001

(Address of principal executive offices) (Zip Code)

(302) 594-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On December 16, 2004, the Internal Revenue Service ("IRS") accepted an offer from Hercules Incorporated (the "Company") to settle a dispute pending before the U.S. Tax Court.  The dispute arose out of a 1999 transaction for which the Company had claimed a capital loss for U.S. tax purposes of $154 million.  Under terms of the settlement, the Company agreed to pay approximately $32 million in taxes and approximately $6 million in penalties.  The settlement will have no impact on the Company's net financial position or results from operations as the Company has both cash on deposit with the IRS as well as existing accrued tax reserves to cover this settlement.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2004	By:

HERCULES INCORPORATED

/s/ Allen A. Spizzo

Allen A. Spizzo
Vice President and Chief Financial Officer